Exhibit 99

NEWS

CONTACT:	Tom Marder

(301) 380-2553

thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS THIRD QUARTER RESULTS

BETHESDA, MD – October 8, 2009 – Marriott International, Inc. (“Marriott”) (NYSE:MAR) today reported third quarter 2009 adjusted income from continuing operations attributable to Marriott of $53 million, a 57 percent decline over the year-ago quarter, and adjusted diluted earnings per share (“EPS”) from continuing operations attributable to Marriott shareholders of $0.15, down 55 percent. The company’s EPS guidance for the 2009 third quarter, disclosed on July 16, 2009, totaled $0.09 to $0.14.

The reported loss from continuing operations attributable to Marriott was $466 million in the third quarter of 2009 compared to reported income from continuing operations attributable to Marriott of $94 million in the year-ago quarter. Reported diluted losses per share from continuing operations attributable to Marriott shareholders was $1.31 in the third quarter of 2009 compared to diluted EPS from continuing operations attributable to Marriott shareholders of $0.25 in the third quarter of 2008.

Adjusted results for the 2009 third quarter exclude $752 million pretax ($502 million after-tax and $1.41 per diluted share) of impairment charges, which Marriott previously disclosed, related to the timeshare segment. See the table on page A-14 of the accompanying schedules for the detail of these impairment charges and their placement on the Consolidated Statements of Income.

Adjusted results for the 2009 third quarter also exclude $8 million pretax ($4 million after-tax and $0.01 per diluted share) of restructuring costs and other charges. Restructuring costs totaled

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$9 million pretax and primarily included severance costs and timeshare facilities exit costs. Other charges totaled $1 million of pretax earnings and primarily reflect the $3 million favorable impact of the revaluation of residual interests from prior timeshare note sales due to three default triggers curing in the quarter, partially offset by $2 million of reserves for guarantees and contract cancellations. Of the total restructuring costs and other charges in the third quarter, cash payments are expected to be $5 million. See the table on page A-13 of the accompanying schedules for the detail of these restructuring costs and other charges and their placement on the Consolidated Statements of Income.

Finally, adjusted results for the 2009 third quarter also exclude a $13 million after-tax non-cash charge ($0.03 per diluted share) in the provision for income taxes primarily related to the treatment of funds received from certain foreign subsidiaries that is in ongoing discussions with the Internal Revenue Service. Adjusted results for the 2008 third quarter exclude a $29 million after-tax non-cash charge ($0.08 per diluted share) in the provision for income taxes primarily related to a 1994 tax planning transaction.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “Revenue per available room across our North American system declined less than expected during the third quarter as leisure travelers responded to attractive promotions and great values in our hotels. With solid cost controls, our hotels translated better than expected occupancy rates to stronger than expected fee revenue and earnings.

“The hotel industry has been challenged by the economic environment. We’ve worked hard to rein in costs and right-size our businesses and those efforts are paying off. Our hotels are in great shape; owners and customers prefer our brands; and we enjoy very strong market share premiums. As we look ahead, while the recovery may be slow and perhaps uneven, our continued focus on driving revenue, controlling costs and strengthening our balance sheet will position us to benefit from an improving economy.”

In the 2009 third quarter (12-week period from June 20, 2009 to September 11, 2009), REVPAR for the company’s worldwide comparable company-operated properties declined 23.5 percent (21.1 percent using constant dollars) and REVPAR for the company’s worldwide comparable systemwide properties declined 21.4 percent (19.9 percent using constant dollars).

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Markets outside North America were impacted by the difficult economic climate, the Olympics, the timing of holidays and concerns about the H1N1 virus. International comparable company-operated REVPAR declined 28.9 percent (22.3 percent using constant dollars), including a 22.7 percent decline in average daily rate (15.5 percent using constant dollars) in the third quarter of 2009.

In North America comparable company-operated REVPAR declined 20.6 percent and comparable systemwide REVPAR declined 19.3 percent. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was down 20.2 percent driven by a 14.6 percent decline in average daily rate.

Marriott added 79 new properties (10,380 rooms) to its worldwide lodging portfolio in the 2009 third quarter, including over 8,600 North American limited-service rooms. Three properties (503 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,362 properties and timeshare resorts for a total of over 586,000 rooms. As of the end of the third quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled approximately 105,000 rooms. The company expects to open over 33,000 rooms in 2009.

Reported results for the 2009 third quarter, the adjusted results and the associated reconciliations are shown on pages A-1, A-11, A-13, A-14 and A-17 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

MARRIOTT REVENUES totaled approximately $2.5 billion in the 2009 third quarter compared to $3.0 billion for the third quarter of 2008. Base management and franchise fees declined 14 percent to $216 million reflecting worldwide declines in REVPAR in all brands offset in part by fees from new hotels. With continued soft lodging demand trends worldwide, third quarter incentive management fees declined 67 percent. The percentage of company-operated hotels earning incentive management fees declined to 20 percent in the 2009 third quarter compared to 55 percent in the year-ago quarter. Year-to-date 25 percent of company-operated hotels earned incentive management fees compared to 62 percent in the prior year. Nearly all incentive

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management fees came from hotels outside of North America in the 2009 quarter compared to 68 percent in the 2008 quarter.

Worldwide comparable company-operated house profit margins declined 490 basis points in the third quarter reflecting weak REVPAR offset by continued efficiency improvements at the property level. House profit margins for comparable company-operated properties outside North America declined 430 basis points. North American comparable company-operated house profit margins declined 520 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, declined $8 million in the 2009 third quarter, to $12 million, primarily reflecting weaker operating results at owned and leased properties and lower corporate housing profits partially offset by a $6 million transaction cancellation fee.

Third quarter adjusted Timeshare segment contract sales declined 42 percent to $176 million excluding a $24 million allowance for fractional and residential contract cancellations recorded in the quarter. Contract sales of core one-week timeshare intervals totaled $164 million as marketing incentives encouraged demand.

In the third quarter of 2009, adjusted Timeshare sales and services revenue declined 35 percent to $251 million and, net of expenses, declined to $13 million from $47 million in the 2008 third quarter. Adjusted results reflected lower development profit due to continued soft demand for timeshare, fractional, and residential products, and unfavorable reportability. Services profit was also lower largely due to higher maintenance costs associated with unsold inventory and lower rental rates.

Adjusted Timeshare segment results, which includes Timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, noncontrolling interest and general, administrative and other expenses associated with the timeshare business, totaled $9 million in the 2009 third quarter compared to $49 million in the prior year quarter. The 2008 third quarter segment results reflected a net $10 million pretax impairment charge for a fractional and residential consolidated joint venture project. The $10 million charge in 2008 included a $22 million negative adjustment in timeshare direct expenses partially offset by a $12 million

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pretax ($8 million after-tax) benefit associated with the joint venture partner’s share, which is reflected in net losses attributable to noncontrolling interest, net of tax.

ADJUSTED GENERAL, ADMINISTRATIVE AND OTHER expenses for the 2009 third quarter totaled $143 million, a 14 percent decline from the year-ago quarter largely reflecting cost reductions throughout the organization. The quarter also included a $15 million unfavorable impact associated with deferred compensation compared to the 2008 quarter (offset by a similar decrease in the provision for taxes) and $5 million of certain litigation expenses. Excluding these items, general, administrative and other expenses for the third quarter of 2009 declined 25 percent compared to the third quarter of 2008.

(LOSSES) GAINS AND OTHER INCOME totaled a loss of $1 million and included a $5 million impairment charge on an investment partially offset by $3 million of gains on the sale of real estate and a $1 million gain on the extinguishment of debt. The prior year’s third quarter gains totaled $7 million and included $2 million of gains on the sale of real estate, a $2 million gain from the sale of the company’s interest in a joint venture and $3 million of returns from joint venture investments.

INTEREST EXPENSE decreased $6 million in the third quarter primarily due to lower interest rates on short-term borrowings and lower debt balances partially offset by lower capitalized interest associated with construction projects.

ADJUSTED EQUITY IN (LOSSES) EARNINGS totaled an $11 million loss in the quarter compared to $2 million in earnings in the year-ago quarter. Losses in the 2009 quarter primarily reflected losses in four joint ventures and the impairment of one investment.

NET LOSSES ATTRIBUTABLE TO NONCONTROLLING INTERESTS, NET OF TAX totaled $3 million in the quarter compared to $10 million in the year-ago quarter.

BALANCE SHEET

At the end of third quarter 2009, total debt was $2,660 million and cash balances totaled $130 million, compared to $3,095 million of debt and $134 million of cash at year-end 2008.

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COMMON STOCK

Adjusted weighted average fully diluted shares outstanding totaled 366.3 million in the 2009 third quarter compared to 368.0 million in the year-ago quarter. The remaining share repurchase authorization, as of September 11, 2009, totaled 21.3 million shares. No share repurchases are planned in 2009.

On August 6, 2009, the Board of Directors declared the issuance of a stock dividend payable on September 3, 2009, to shareholders of record on August 20, 2009. For periods prior to the stock dividend, all share and per share data in our condensed consolidated financial statements and related notes have been retroactively adjusted to reflect the stock dividend.

FOURTH QUARTER 2009 OUTLOOK

While Marriott typically provides a range of guidance for future performance, the current global economic and financial climate continues to make predictions very difficult. Therefore, the company is unable to give its typical guidance. Instead, the company is providing the following assumptions which it is using for internal planning purposes. For the fourth quarter, the company assumes North American comparable systemwide hotel REVPAR declines of 13 to 16 percent. For comparable systemwide hotels outside North America, the company assumes REVPAR declines of 16 to 18 percent on a constant dollar basis. Total fee revenue could be $310 million to $320 million. Owned, leased, corporate housing and other revenue, net of direct expenses, could total $15 to $20 million.

In the fourth quarter, the company assumes Timeshare sales and services revenue, net of direct expenses, will total approximately $15 million, including a note sale gain of approximately $10 million to $15 million. Fourth quarter Timeshare contract sales could total $185 million to $195 million.

The company anticipates that general, administrative and other expenses will total about $185 million to $190 million in the fourth quarter of 2009, a roughly 20 percent decline from the adjusted 2008 fourth quarter amount.

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Based upon the above assumptions and a 38 percent tax rate, adjusted diluted EPS from continuing operations attributable to Marriott shareholders for the 2009 fourth quarter could total $0.20 to $0.23.

The company expects investment spending in 2009 will decline by more than 50 percent from 2008 levels to approximately $325 million to $375 million. This investment spending estimate includes $145 million to $155 million for capital expenditures and maintenance capital spending, $20 million to $30 million for net timeshare development, $90 million to $100 million in new mezzanine financing and mortgage loans, $35 million to $45 million for contract acquisition costs and $35 million to $45 million in equity and other investments (including timeshare equity investments).

2010 OUTLOOK

As in 2009, the company is unable to provide its typical guidance for 2010. Instead, Marriott is providing the following assumptions, which it is using for internal planning purposes. For the full year 2010, the company expects the business climate, particularly the pricing environment, to remain difficult. For worldwide comparable systemwide hotels, the company assumes full year 2010 REVPAR will be flat to down 5 percent (on a constant dollar basis) with performance strengthening over the year. The company expects REVPAR in international markets to show greater relative year over year strength than North American markets.

The company expects to open 25,000 to 30,000 rooms in 2010 as most hotels expected to open are already under construction or undergoing conversion from other brands. Given these assumptions, full year 2010 fee revenue could total $1,050 million to $1,110 million. The company estimates that, on a full-year basis, one point of worldwide systemwide REVPAR impacts total fees by approximately $10 million to $15 million pretax.

For its timeshare business, the company assumes 2010 timeshare contract sales could be in line with 2009 levels.

The company expects to adopt FAS 166 and 167 at the beginning of 2010, which will impact its accounting for securitized timeshare loans. Assuming the consolidation of the existing portfolio of securitized loans, the company expects assets to increase by $950 million to $1,025 million,

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liabilities to increase by $1,020 million to $1,120 million, and shareholders’ equity to decline by $70 million to $95 million. Pretax earnings in 2010 would increase by $30 million to $50 million as a result of the accounting change, but no change in cash flow is anticipated.

The company expects its 2010 general and administrative costs to be modestly higher than in 2009. As part of its ongoing budget process, the company continues to evaluate its timeshare earnings outlook and investment spending estimates for 2010. Based on its preliminary outlook for 2010, excluding the impact of FAS 166 and 167, the company anticipates continued meaningful reductions in debt levels in 2010.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 8, 2009 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until October 8, 2010. The webcast will also be available as a podcast from the same site.

The telephone dial-in number for the conference call is 719-325-4808. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, October 8, 2009 until 8 p.m. ET, Thursday, October 15, 2009. To access the replay, call 719-457-0820. The reservation number for the recording is 5860348.

Note: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; statements concerning the number of lodging properties we expect to add in the future; our expected cost savings, investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the depth and duration of the current recession; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent quarterly report on Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,300 lodging properties in 68 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, The Ritz-Carlton Residences and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA and had approximately 146,000 employees at 2008 year-end. It is recognized by BusinessWeek as one of the 100 best global brands, by FORTUNE® as one of the best companies to work for, and by the U.S. Environmental Protection Agency (EPA) as Partner of the Year since 2004. In fiscal year 2008, Marriott International reported sales from continuing operations of nearly $13 billion. For more information or reservations, please visit our web site at www.marriott.com. For an interactive online version of Marriott's 2008 Annual Report, which includes a short video message from Chairman and CEO J.W. Marriott, Jr., visit www.marriott.com/investor.

IRPR#1

Tables follow

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MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments					Adjustments		Percent Better/ (Worse)
	As Reported 12 Weeks Ended September 11, 2009	Restructuring Costs & Other Charges[6]	Timeshare Strategy - Impairment Charges[5,10]	Certain Tax Items	As Adjusted 12 Weeks Ended September 11, 2009**	As Reported 12 Weeks Ended September 5, 2008	Certain Tax Items	As Adjusted 12 Weeks Ended September 5, 2008**	Adjusted 2009 vs. Adjusted 2008

REVENUES
Base management fees	$116	$—	$—	$—	$116	$143	$—	$143	(19)
Franchise fees	100	—	—	—	100	108	—	108	(7)
Incentive management fees	17	—	—	—	17	52	—	52	(67)
Owned, leased, corporate housing and other revenue [1]	226	—	—	—	226	260	—	260	(13)
Timeshare sales and services [2]	254	(3)	—	—	251	384	—	384	(35)
Cost reimbursements [3]	1,758	—	—	—	1,758	2,016	—	2,016	(13)

Total Revenues	2,471	(3)	—	—	2,468	2,963	—	2,963	(17)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	214	—	—	—	214	240	—	240	11
Timeshare - direct	238	—	—	—	238	337	—	337	29
Timeshare strategy - impairment charges [5]	614	—	(614)	—	—	—	—	—	—
Reimbursed costs	1,758	—	—	—	1,758	2,016	—	2,016	13
Restructuring costs	9	(9)	—	—	—	—	—	—	—
General, administrative and other [7]	144	(1)	—	—	143	167	—	167	14

Total Expenses	2,977	(10)	(614)	—	2,353	2,760	—	2,760	15

OPERATING (LOSS) / INCOME	(506)	7	614	—	115	203	—	203	(43)

(Losses) / gains and other income [8]	(1)	—	—	—	(1)	7	—	7	(114)
Interest expense	(27)	—	—	—	(27)	(33)	—	(33)	18
Interest income	5	—	—	—	5	8	—	8	(38)
(Provision for) reversal of loan losses	—	—	—	—	—	—	—	—	—
Equity in (losses) earnings [9]	(12)	1	—	—	(11)	2	—	2	(650)
Timeshare strategy - impairment charges (non-operating) [10]	(138)	—	138	—	—	—	—	—	—

(LOSS) / INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(679)	8	752	—	81	187	—	187	(57)

Benefit / (Provision) for income taxes	210	(4)	(250)	13	(31)	(103)	29	(74)	58

(LOSS) / INCOME FROM CONTINUING OPERATIONS	(469)	4	502	13	50	84	29	113	(56)

Discontinued operations - Synthetic Fuel, net of tax [11]	—	—	—	—	—	—	—	—	—

NET (LOSS) / INCOME	(469)	4	502	13	50	84	29	113	(56)

Add: Net losses attributable to noncontrolling interests, net of tax	3	—	—	—	3	10	—	10	(70)

NET (LOSS) / INCOME ATTRIBUTABLE TO MARRIOTT	$(466)	$4	$502	$13	$53	$94	$29	$123	(57)

(LOSSES) / EARNINGS PER SHARE - Basic
(Losses) / earnings from continuing operations attributable to Marriott shareholders [12]	$(1.31)	$0.01	$1.41	$0.03	$0.15	$0.27	$0.08	$0.35	(57)
Earnings from discontinued operations [11]	—	—	—	—	—	—	—	—	—

(Losses) / earnings per share attributable to Marriott shareholders [12]	$(1.31)	$0.01	$1.41	$0.03	$0.15	$0.27	$0.08	$0.35	(57)

(LOSSES) / EARNINGS PER SHARE - Diluted
(Losses) / earnings from continuing operations attributable to Marriott shareholders [12]	$(1.31)	$0.01	$1.41	$0.03	$0.15	$0.25	$0.08	$0.33	(55)
Earnings from discontinued operations [11]	—	—	—	—	—	—	—	—	—

(Losses) / earnings per share attributable to Marriott shareholders [12]	$(1.31)	$0.01	$1.41	$0.03	$0.15	$0.25	$0.08	$0.33	(55)

Basic Shares [13]	355.5	355.5	355.5	355.5	355.5	353.8	353.8	353.8
Diluted Shares [13,14]	355.5	355.5	355.5	355.5	366.3	368.0	368.0	368.0

See page A-3 for footnote references.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments					Adjustments
	As Reported 36 Weeks Ended September 11, 2009	Restructuring Costs & Other Charges[6]	Timeshare Strategy - Impairment Charges[5,10]	Certain Tax Items	As Adjusted 36 Weeks Ended September 11, 2009**	As Reported 36 Weeks Ended September 5, 2008	Certain Tax Items	As Adjusted 36 Weeks Ended September 5, 2008**	Percent Better/(Worse) Adjusted 2009 vs. Adjusted 2008

REVENUES
Base management fees	$367	$—	$—	$—	$367	$452	$—	$452	(19)
Franchise fees	281	—	—	—	281	314	—	314	(11)
Incentive management fees	95	—	—	—	95	229	—	229	(59)
Owned, leased, corporate housing and other revenue [1]	684	—	—	—	684	849	—	849	(19)
Timeshare sales and services [2]	746	26	—	—	772	1,098	—	1,098	(30)
Cost reimbursements [3]	5,355	—	—	—	5,355	6,153	—	6,153	(13)

Total Revenues	7,528	26	—	—	7,554	9,095	—	9,095	(17)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	638	—	—	—	638	757	—	757	16
Timeshare - direct	737	1	—	—	738	961	—	961	23
Timeshare strategy - impairment charges [5]	614	—	(614)	—	—	—	—	—	—
Reimbursed costs	5,355	—	—	—	5,355	6,153	—	6,153	13
Restructuring costs	44	(44)	—	—	—	—	—	—	—
General, administrative and other [7]	464	(49)	—	—	415	513	—	513	19

Total Expenses	7,852	(92)	(614)	—	7,146	8,384	—	8,384	15

OPERATING (LOSS) / INCOME	(324)	118	614	—	408	711	—	711	(43)

Gains and other income [8]	27	—	—	—	27	19	—	19	42
Interest expense	(84)	—	—	—	(84)	(113)	—	(113)	26
Interest income	20	—	—	—	20	28	—	28	(29)
(Provision for) reversal of loan losses	(43)	43	—	—	—	2	—	2	(100)
Equity in (losses) earnings [9]	(50)	33	—	—	(17)	26	—	26	(165)
Timeshare strategy - impairment charges (non-operating) [10]	(138)	—	138	—	—	—	—	—	—

(LOSS) / INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(592)	194	752	—	354	673	—	673	(47)

Benefit / (Provision) for income taxes	133	(76)	(250)	56	(137)	(317)	65	(252)	46

(LOSS) / INCOME FROM CONTINUING OPERATIONS	(459)	118	502	56	217	356	65	421	(48)

Discontinued operations - Synthetic Fuel, net of tax [11]	—	—	—	—	—	3	—	3	(100)

NET (LOSS) / INCOME	(459)	118	502	56	217	359	65	424	(49)

Add: Net losses attributable to noncontrolling interests, net of tax	7	—	—	—	7	13	—	13	(46)

NET (LOSS) / INCOME ATTRIBUTABLE TO MARRIOTT	$(452)	$118	$502	$56	$224	$372	$65	$437	(49)

(LOSSES) / EARNINGS PER SHARE - Basic
(Losses) / earnings from continuing operations attributable to Marriott shareholders [12]	$(1.27)	$0.33	$1.42	$0.16	$0.63	$1.04	$0.18	$1.22	(48)
Earnings from discontinued operations [11]	—	—	—	—	—	0.01	—	0.01	(100)

(Losses) / earnings per share attributable to Marriott shareholders [12]	$(1.27)	$0.33	$1.42	$0.16	$0.63	$1.05	$0.18	$1.23	(49)

(LOSSES) / EARNINGS PER SHARE - Diluted
(Losses) / earnings from continuing operations attributable to Marriott shareholders [12]	$(1.27)	$0.33	$1.42	$0.16	$0.62	$0.99	$0.17	$1.16	(47)
Earnings from discontinued operations [11]	—	—	—	—	—	0.01	—	0.01	(100)

(Losses) / earnings per share attributable to Marriott shareholders [12]	$(1.27)	$0.33	$1.42	$0.16	$0.62	$1.00	$0.17	$1.17	(47)

Basic Shares [13]	354.5	354.5	354.5	354.5	354.5	355.6	355.6	355.6
Diluted Shares [13,14]	354.5	354.5	354.5	354.5	364.2	372.0	372.0	372.0

See page A-3 for footnote references.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

Reconciliations of Consolidated (Loss) / Income from Continuing Operations to (Loss) / Income from Continuing Operations Attributable to Marriott

		Adjustments					Adjustments		Percent Better/
	As Reported 12 Weeks Ended September 11, 2009	Restructuring Costs & Other Charges[6]	Timeshare Strategy - Impairment Charges[5,10]	Certain Tax Items	As Adjusted 12 Weeks Ended September 11, 2009**	As Reported 12 Weeks Ended September 5, 2008	Certain Tax Items	As Adjusted 12 Weeks Ended September 5, 2008**	(Worse) Adjusted 2009 vs. Adjusted 2008

CONSOLIDATED (LOSS) / INCOME FROM CONTINUING OPERATIONS	$(469)	$4	$502	$13	$50	$84	$29	$113	(56)
Add: Losses attributable to noncontrolling interests, net of tax	3	—	—	—	3	10	—	10	(70)

(LOSS) / INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT	$(466)	$4	$502	$13	$53	$94	$29	$123	(57)

		Adjustments					Adjustments		Percent Better/
	As Reported 36 Weeks Ended September 11, 2009	Restructuring Costs & Other Charges[6]	Timeshare Strategy - Impairment Charges[5,10]	Certain Tax Items	As Adjusted 36 Weeks Ended September 11, 2009**	As Reported 36 Weeks Ended September 5, 2008	Certain Tax Items	As Adjusted 36 Weeks Ended September 5, 2008**	(Worse) Adjusted 2009 vs. Adjusted 2008

CONSOLIDATED (LOSS) / INCOME FROM CONTINUING OPERATIONS	$(459)	$118	$502	$56	$217	$356	$65	$421	(48)
Add: Losses attributable to noncontrolling interests, net of tax	7	—	—	—	7	13	—	13	(46)

(LOSS) / INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT	$(452)	$118	$502	$56	$224	$369	$65	$434	(48)

**		Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services also includes gains / (losses) on the sale of timeshare note receivable securitizations.
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5]	–	Reflects the following impairments; inventory $529 million, property and equipment $64 million; and other impairments $21 million, all of which are allocated to the Timeshare segment. See page A-14 for information regarding Timeshare Strategy—Impairment Charges.
[6]	–	See page A-13 for information regarding Restructuring Costs and Other Charges.
[7]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[8]	–	Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.
[9]	–	Equity in (losses) earnings includes our equity in (losses) / earnings of unconsolidated equity method joint ventures.
[10]	–	Reflects a $71 million joint venture impairment charge which is allocated to the Timeshare segment and $67 million loan impairment and funding liability charge which is unallocated. See page A-14 for information regarding Timeshare Strategy—Impairment Charges.
[11]	–	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
[12]	–	(Losses) / earnings per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share attributable to Marriott shareholders as adjusted due to rounding.
[13]	–	All share numbers and per share amounts have been retroactively adjusted to reflect the stock dividends with distribution dates of July 30, 2009 and September 3, 2009.
[14]	–	Basic and fully diluted weighted average common shares outstanding used to calculate earnings per share from continuing operations for the periods in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Twelve Weeks Ended		Percent Better/ (Worse)
	September 11, 2009	September 5, 2008
REVENUES

North American Full-Service	$1,074	$1,239	(13)
North American Limited-Service	489	544	(10)
International	259	342	(24)
Luxury	296	357	(17)
Timeshare	330	463	(29)

Total segment revenues [1]	2,448	2,945	(17)
Other unallocated corporate	23	18	28

Total	$2,471	$2,963	(17)

INCOME / (LOSS) FROM CONTINUING OPERATIONS

North American Full-Service	$51	$66	(23)
North American Limited-Service	77	103	(25)
International	25	50	(50)
Luxury	7	17	(59)
Timeshare [2,3]	(681)	49	(1,490)

Total segment financial results [1]	(521)	285	(283)
Other unallocated corporate	(65)	(58)	(12)
Interest income, provision for loan losses and interest expense [4]	(89)	(25)	(256)
Income taxes [2]	209	(108)	294

Total	$(466)	$94	(596)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure changes in our profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate noncontrolling interests of our consolidated subsidiaries to our segments. Accordingly, we allocated $3 million of noncontrolling interests of our consolidated subsidiaries for the 2009 third quarter as reflected in our income statement as follows: $4 million to our Timeshare segment and $(1) million to provision for income taxes. For the 2008 third quarter, we allocated $10 million of noncontrolling interests as follows: $15 million to our Timeshare segment and $(5) million to provision for income taxes.

[3]	Reflects $685 million of impairment charges recorded in the 2009 third quarter. See page A-14 for more information.
[4]	Reflects a $67 million loan impairment and funding liability charge in the 2009 third quarter which is unallocated. See page A-14 for more information.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Thirty-Six Weeks Ended		Percent Better/ (Worse)
	September 11, 2009	September 5, 2008
REVENUES

North American Full-Service	$3,382	$3,917	(14)
North American Limited-Service	1,401	1,570	(11)
International	756	1,093	(31)
Luxury	971	1,147	(15)
Timeshare	962	1,326	(27)

Total segment revenues [1]	7,472	9,053	(17)
Other unallocated corporate	56	42	33

Total	$7,528	$9,095	(17)

INCOME / (LOSS) FROM CONTINUING OPERATIONS

North American Full-Service	$191	$290	(34)
North American Limited-Service	182	301	(40)
International [2]	89	179	(50)
Luxury	—	66	(100)
Timeshare [2,3]	(733)	123	(696)

Total segment financial results [1]	(271)	959	(128)
Other unallocated corporate	(136)	(183)	26
Interest income, provision for loan losses and interest expense [4]	(174)	(83)	(110)
Income taxes [2]	129	(324)	140

Total	$(452)	$369	(222)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure changes in our profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate noncontrolling interests of our consolidated subsidiaries to our segments. Accordingly, we allocated $7 million of noncontrolling interests of our consolidated subsidiaries for the 2009 third quarter year-to-date as reflected in our income statement as follows: $11 million to our Timeshare segment and $(4) million to provision for income taxes. For the 2008 third quarter year-to-date, we allocated $13 million of noncontrolling interests as follows: $21 million to our Timeshare segment, $(1) million to our International segment, and $(7) million to provision for income taxes.

[3]	Reflects $685 million of impairment charges recorded in the 2009 third quarter. See page A-14 for more information.
[4]	Reflects a $67 million loan impairment and funding liability charge in the 2009 third quarter which is unallocated. See page A-14 for more information.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	September 11, 2009	September 5, 2008	vs. September 5, 2008	September 11, 2009	September 5, 2008	vs. September 5, 2008
Domestic Full-Service
Marriott Hotels & Resorts	350	345	5	139,280	137,498	1,782
Renaissance Hotels & Resorts	78	75	3	28,508	27,546	962
Domestic Limited-Service
Courtyard	761	715	46	106,835	99,676	7,159
Fairfield Inn	609	547	62	54,537	48,542	5,995
SpringHill Suites	241	198	43	27,818	23,057	4,761
Residence Inn	583	541	42	69,865	64,552	5,313
TownePlace Suites	179	154	25	17,917	15,403	2,514
International
Marriott Hotels & Resorts	188	179	9	57,010	53,805	3,205
Renaissance Hotels & Resorts	65	65	—	22,291	21,684	607
Courtyard	88	78	10	17,254	14,708	2,546
Fairfield Inn	9	9	—	1,109	1,109	—
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	18	—	2,604	2,665	(61)
Marriott Executive Apartments	22	19	3	3,580	3,029	551
Luxury
The Ritz-Carlton - Domestic	37	37	—	11,549	11,603	(54)
The Ritz-Carlton - International	33	33	—	10,117	10,171	(54)
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	25	21	4	2,638	2,122	516
The Ritz-Carlton Serviced Apartments	3	2	1	474	387	87
Timeshare [2]
Marriott Vacation Club [3]	52	51	1	11,854	11,772	82
The Ritz-Carlton Destination Club	10	9	1	461	425	36
The Ritz-Carlton Residences	4	3	1	234	145	89
Grand Residences by Marriott - Fractional	2	2	—	248	248	—
Grand Residences by Marriott - Residential	2	1	1	91	65	26

Sub Total Timeshare	70	66	4	12,888	12,655	233

Total	3,362	3,105	257	586,515	550,453	36,062

Number of Timeshare Interval, Fractional and Residential Resorts

	Total Properties [2]	Properties in Active Sales [4]

100% Company-Developed
Marriott Vacation Club [3]	52	29
The Ritz-Carlton Destination Club and Residences	10	8
Grand Residences by Marriott and Residences	4	4

Joint Ventures
The Ritz-Carlton Destination Club and Residences	4	4

Total	70	45

[1]	Total Lodging Products excludes the 2,153 and 2,314 corporate housing rental units as of September 11, 2009 and September 5, 2008, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. Residential products are included once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]

	Three Months Ended August 31, 2009 and August 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$105.28	-23.9%	66.3%	-9.1	% pts.	$158.84	-13.5%
Continental Europe	$109.13	-18.4%	71.0%	-2.1	% pts.	$153.72	-16.0%
United Kingdom	$111.78	-12.3%	77.3%	-2.7	% pts.	$144.66	-9.1%
Middle East & Africa	$74.52	-27.8%	61.6%	-13.8	% pts.	$121.06	-11.7%
Asia Pacific[2]	$74.55	-29.6%	62.6%	-6.1	% pts.	$119.16	-22.7%
Regional Composite[3]	$97.11	-21.4%	68.3%	-5.4	% pts.	$142.25	-15.2%
International Luxury[4]	$155.56	-26.7%	55.0%	-9.7	% pts.	$282.69	-13.7%
Total International[5]	$103.26	-22.3%	66.9%	-5.8	% pts.	$154.40	-15.5%
Worldwide[6]	$94.06	-21.1%	68.1%	-5.4	% pts.	$138.03	-14.9%

Comparable Systemwide International Properties[1]

	Three Months Ended August 31, 2009 and August 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$90.76	-24.5%	62.4%	-9.5	% pts.	$145.41	-13.1%
Continental Europe	$108.55	-20.3%	69.4%	-3.4	% pts.	$156.47	-16.3%
United Kingdom	$109.26	-12.5%	76.2%	-2.8	% pts.	$143.41	-9.3%
Middle East & Africa	$74.52	-27.8%	61.6%	-13.8	% pts.	$121.06	-11.7%
Asia Pacific[2]	$82.39	-25.0%	63.1%	-6.7	% pts.	$130.53	-17.0%
Regional Composite[3]	$96.60	-21.4%	67.0%	-6.0	% pts.	$144.17	-14.4%
International Luxury[4]	$155.56	-26.7%	55.0%	-9.7	% pts.	$282.69	-13.7%
Total International[5]	$101.66	-22.1%	66.0%	-6.3	% pts.	$154.10	-14.7%
Worldwide[6]	$83.79	-19.9%	68.0%	-5.7	% pts.	$123.15	-13.2%

[1]

We report International results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for June through August. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the three calendar months ended August 31, 2009 and August 31, 2008, and North American statistics for the twelve weeks ended September 11, 2009 and September 5, 2008. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]

	Eight Months Ended August 31, 2009 and August 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$121.87	-21.3%	67.6%	-9.8	% pts.	$180.31	-9.9%
Continental Europe	$101.15	-18.7%	65.0%	-5.2	% pts.	$155.57	-12.2%
United Kingdom	$96.91	-14.0%	71.6%	-4.4	% pts.	$135.44	-8.6%
Middle East & Africa	$92.22	-21.3%	67.0%	-12.5	% pts.	$137.69	-6.7%
Asia Pacific[2]	$74.93	-27.2%	60.5%	-9.2	% pts.	$123.94	-16.1%
Regional Composite[3]	$96.58	-20.3%	65.7%	-7.3	% pts.	$146.92	-11.5%
International Luxury[4]	$177.03	-24.1%	56.2%	-10.3	% pts.	$314.73	-10.2%
Total International[5]	$105.04	-21.0%	64.7%	-7.6	% pts.	$162.25	-11.7%
Worldwide[6]	$96.54	-20.9%	65.3%	-7.0	% pts.	$147.82	-12.4%

Comparable Systemwide International Properties[1]

	Eight Months Ended August 31, 2009 and August 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$104.49	-21.4%	63.4%	-9.1	% pts.	$164.74	-10.1%
Continental Europe	$99.59	-19.6%	63.2%	-6.1	% pts.	$157.58	-11.9%
United Kingdom	$94.59	-14.3%	70.3%	-4.7	% pts.	$134.55	-8.6%
Middle East & Africa	$92.22	-21.3%	67.0%	-12.5	% pts.	$137.69	-6.7%
Asia Pacific[2]	$81.23	-24.0%	61.5%	-9.0	% pts.	$132.08	-13.0%
Regional Composite[3]	$95.08	-20.2%	64.4%	-7.5	% pts.	$147.73	-11.0%
International Luxury[4]	$177.03	-24.1%	56.2%	-10.3	% pts.	$314.73	-10.2%
Total International[5]	$102.13	-20.8%	63.7%	-7.7	% pts.	$160.41	-11.2%
Worldwide[6]	$83.54	-19.3%	64.9%	-6.5	% pts.	$128.81	-11.3%

[1]

We report International results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for January through August. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the eight calendar months ended August 31, 2009 and August 31, 2008, and North American statistics for the thirty-six weeks ended September 11, 2009 and September 5, 2008. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]

	Twelve Weeks Ended September 11, 2009 and September 5, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$100.78	-19.8%	70.0%	-4.9	% pts.	$143.98	-14.2%
Renaissance Hotels & Resorts	$93.90	-18.2%	68.0%	-4.3	% pts.	$138.14	-13.1%
Composite North American Full-Service[2]	$99.58	-19.6%	69.6%	-4.8	% pts.	$142.99	-14.0%
The Ritz-Carlton[3]	$155.09	-23.5%	64.9%	-5.0	% pts.	$238.99	-17.5%
Composite North American Full-Service & Luxury[4]	$105.21	-20.2%	69.2%	-4.8	% pts.	$152.12	-14.6%
Residence Inn	$83.11	-17.2%	75.2%	-4.9	% pts.	$110.56	-11.8%
Courtyard	$67.42	-23.7%	65.0%	-6.1	% pts.	$103.75	-16.4%
TownePlace Suites	$51.94	-19.0%	68.8%	-4.6	% pts.	$75.46	-13.6%
SpringHill Suites	$59.51	-22.6%	64.6%	-7.8	% pts.	$92.11	-13.2%
Composite North American Limited-Service[5]	$70.26	-21.4%	68.0%	-5.8	% pts.	$103.34	-14.7%
Composite - All[6]	$90.28	-20.6%	68.7%	-5.3	% pts.	$131.48	-14.5%

Comparable Systemwide North American Properties[1]

	Twelve Weeks Ended September 11, 2009 and September 5, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$90.69	-19.9%	66.9%	-5.3	% pts.	$135.47	-13.6%
Renaissance Hotels & Resorts	$85.97	-19.6%	66.6%	-5.0	% pts.	$129.04	-13.5%
Composite North American Full-Service[2]	$89.90	-19.8%	66.9%	-5.2	% pts.	$134.40	-13.6%
The Ritz-Carlton[3]	$155.09	-23.5%	64.9%	-5.0	% pts.	$238.99	-17.5%
Composite North American Full-Service & Luxury[4]	$93.82	-20.2%	66.8%	-5.2	% pts.	$140.50	-14.0%
Residence Inn	$85.72	-16.4%	76.3%	-5.0	% pts.	$112.41	-11.0%
Courtyard	$72.51	-20.2%	67.2%	-5.8	% pts.	$107.88	-13.3%
Fairfield Inn	$56.69	-17.7%	66.5%	-6.7	% pts.	$85.21	-9.5%
TownePlace Suites	$55.69	-17.6%	69.4%	-5.3	% pts.	$80.22	-11.3%
SpringHill Suites	$65.52	-18.4%	66.9%	-6.4	% pts.	$97.97	-10.7%
Composite North American Limited-Service[5]	$71.41	-18.4%	69.5%	-5.8	% pts.	$102.68	-11.7%
Composite - All[6]	$80.16	-19.3%	68.5%	-5.6	% pts.	$117.09	-12.7%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for June through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]

	Thirty-six Weeks Ended September 11, 2009 and September 5, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$104.85	-19.4%	66.9%	-6.1	% pts.	$156.81	-12.1%
Renaissance Hotels & Resorts	$102.27	-17.3%	66.2%	-5.8	% pts.	$154.51	-10.0%
Composite North American Full-Service[2]	$104.40	-19.1%	66.7%	-6.0	% pts.	$156.42	-11.8%
The Ritz-Carlton[3]	$174.21	-27.6%	61.8%	-10.3	% pts.	$281.86	-15.6%
Composite North American Full-Service & Luxury[4]	$110.70	-20.4%	66.3%	-6.4	% pts.	$166.98	-12.7%
Residence Inn	$81.49	-17.6%	70.5%	-6.7	% pts.	$115.58	-9.7%
Courtyard	$68.60	-23.7%	62.0%	-7.5	% pts.	$110.72	-14.5%
TownePlace Suites	$50.04	-18.9%	63.2%	-6.9	% pts.	$79.23	-10.1%
SpringHill Suites	$61.58	-22.0%	62.2%	-9.1	% pts.	$99.05	-10.5%
Composite North American Limited-Service[5]	$70.58	-21.6%	64.5%	-7.3	% pts.	$109.47	-12.7%
Composite - All[6]	$93.44	-20.8%	65.5%	-6.8	% pts.	$142.62	-12.6%

Comparable Systemwide North American Properties[1]

	Thirty-six Weeks Ended September 11, 2009 and September 5, 2008
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$93.03	-19.6%	64.1%	-6.2	% pts.	$145.13	-11.9%
Renaissance Hotels & Resorts	$91.36	-18.0%	64.4%	-6.0	% pts.	$141.97	-10.4%
Composite North American Full-Service[2]	$92.75	-19.4%	64.1%	-6.1	% pts.	$144.60	-11.7%
The Ritz-Carlton[3]	$174.21	-27.6%	61.8%	-10.3	% pts.	$281.86	-15.6%
Composite North American Full-Service & Luxury[4]	$97.10	-20.2%	64.0%	-6.3	% pts.	$151.67	-12.3%
Residence Inn	$82.60	-15.8%	71.8%	-5.7	% pts.	$115.12	-9.2%
Courtyard	$71.76	-19.9%	64.0%	-6.3	% pts.	$112.08	-12.0%
Fairfield Inn	$53.54	-16.6%	62.3%	-6.4	% pts.	$85.87	-8.0%
TownePlace Suites	$53.48	-16.8%	64.4%	-6.7	% pts.	$83.08	-8.2%
SpringHill Suites	$64.52	-17.1%	63.9%	-6.5	% pts.	$101.01	-8.6%
Composite North American Limited-Service[5]	$69.49	-17.8%	65.7%	-6.2	% pts.	$105.71	-10.1%
Composite - All[6]	$80.21	-19.0%	65.1%	-6.3	% pts.	$123.26	-11.2%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts, and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through August.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments				Percent Better / (Worse)
	As Reported 12 Weeks Ended September 11, 2009	Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges	As Adjusted 12 Weeks Ended September 11, 2009**	As Reported 12 Weeks Ended September 5, 2008	As Adjusted 2009 vs. 2008 As Reported
Segment Revenues
Segment revenues	$330	$(3)	$—	$327	$463	(29)

Segment Results
Base fees revenue	$11	$—	$—	$11	$12	(8)
Timeshare sales and services, net	16	(3)	—	13	47	(72)
Timeshare strategy - impairment charges	(614)	—	614	—	—	—
Restructuring costs	(7)	7	—	—	—	—
General, administrative and other expense	(17)	—	—	(17)	(27)	37
Gains and other income	1	—	—	1	—	*
Joint venture equity earnings	(4)	1	—	(3)	2	(250)
Timeshare strategy - impairment charges (non-operating)	(71)	—	71	—	—	—
Noncontrolling interest	4	—	—	4	15	(73)

Segment results	$(681)	$5	$685	$9	$49	(82)

Sales and Services Revenue
Development	$138	$—	$—	$138	$265	(48)
Services	82	—	—	82	81	1
Financing	27	(3)	—	24	31	(23)
Other revenue	7	—	—	7	7	*

Sales and services revenue	$254	$(3)	$—	$251	$384	(35)

Contract Sales
Company:
Timeshare	$164	$—	$—	$164	$283	(42)
Fractional	7	—	—	7	18	(61)
Residential	2	—	—	2	(6)	133

Total company	173	—	—	173	295	(41)
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(4)	7	—	3	6	(50)
Residential	(17)	17	—	—	5	(100)

Total joint ventures	(21)	24	—	3	11	(73)

Total contract sales, including joint ventures	$152	$24	$—	$176	$306	(42)

(Loss) / Gain on Notes Sold
(Loss) / gain on notes sold	$—	$—	$—	$—	$(1)	100

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments				Percent Better / (Worse)
	As Reported 36 Weeks Ended September 11, 2009	Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges	As Adjusted 36 Weeks Ended September 11, 2009**	As Reported 36 Weeks Ended September 5, 2008	As Adjusted 2009 vs. 2008 As Reported
Segment Revenues
Segment revenues	$962	$26	$—	$988	$1,326	(25)

Segment Results
Base fees revenue	$32	$—	$—	$32	$35	(9)
Timeshare sales and services, net	9	25	—	34	137	(75)
Timeshare strategy - impairment charges	(614)	—	614	—	—	—
Restructuring costs	(38)	38	—	—	—	—
General, administrative and other expense	(57)	7	—	(50)	(79)	37
Gains and other income	1	—	—	1	—	*
Joint venture equity earnings	(6)	3	—	(3)	9	(133)
Timeshare strategy - impairment charges (non-operating)	(71)	—	71	—	—	—
Noncontrolling interest	11	—	—	11	21	(48)

Segment results	$(733)	$73	$685	$25	$123	(80)

Sales and Services Revenue
Development	$441	$4	$—	$445	$722	(38)
Services	232	—	—	232	244	(5)
Financing	54	22	—	76	107	(29)
Other revenue	19	—	—	19	25	(24)

Sales and services revenue	$746	$26	$—	$772	$1,098	(30)

Contract Sales
Company:
Timeshare	$502	$—	$—	$502	$859	(42)
Fractional	25	1	—	26	34	(24)
Residential	(1)	4	—	3	33	(91)

Total company	526	5	—	531	926	(43)
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(9)	23	—	14	17	(18)
Residential	(27)	27	—	—	30	(100)

Total joint ventures	(36)	50	—	14	47	(70)

Total contract sales, including joint ventures	$490	$55	$—	$545	$973	(44)

(Loss) / Gain on Notes Sold
(Loss) / gain on notes sold	$(1)	$—	$—	$(1)	$28	(104)

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Summary of Restructuring Costs and Other Charges

($ in millions)

		2009
External Line	Description	Third Quarter	Third Quarter Year to Date

Timeshare sales and services revenue	Mark-to-market of residual interests	$(3)	$22
	Contract sale cancellation allowances	—	4

	Timeshare sales and services revenue	(3)	26

Timeshare - direct expenses	Contract sale cancellation allowances	—	(1)

	Timeshare - direct expenses	—	(1)

Restructuring costs	Severance	4	16
	Facilities exit costs	5	27
	Development cancellations	—	1

	Restructuring costs	9	44

General, administrative and other	System development write-down	—	7
	Accounts receivable and guarantee charges	1	4
	Reserves for security deposits, net of prior year reserves	—	38

	General, administrative and other	1	49

Provision for loan losses	Loan impairments	—	43

	Provision for loan losses	—	43

Equity in (earnings) losses	Contract sale cancellation allowances	1	3
	Investment impairment	—	30

	Equity in (earnings) losses	1	33

	Restructuring Costs & Other Charges Total	8	194

	Tax Impact	(4)	(76)

	Restructuring Costs & Other Charges Net of Tax	$4	$118

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Timeshare Strategy - Impairment Charges Summary

Third Quarter 2009

($ in millions)

Impairment Charge
Third Quarter 2009 Operating Income Impact
Inventory impairment	$529
Property and equipment impairment	64
Other impairments	21

Total operating income impact	614

Third Quarter 2009 Non-Operating Income Impact
Joint venture impairment	71
Loan impairment	40
Funding liability	27

Total non-operating income impact	138

Total impact	$752

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

($ in millions)

	Fiscal Year 2009
	First Quarter	Second Quarter	Third Quarter	Total Year to Date
Net (Loss) / Income attributable to Marriott	$(23)	$37	$(466)	$(452)
Interest expense	29	28	27	84
Tax provision, continuing operations	33	44	(210)	(133)
Tax provision, noncontrolling interest	1	2	1	4
Depreciation and amortization	39	42	43	124
Less: Depreciation reimbursed by third-party owners	(2)	(2)	(2)	(6)
Interest expense from unconsolidated joint ventures	3	6	4	13
Depreciation and amortization from unconsolidated joint ventures	6	6	6	18

EBITDA**	86	163	(597)	(348)

Restructuring costs and other charges
Severance	2	10	4	16
Facilities exit costs	—	22	5	27
Development cancellations	—	1	—	1

Total restructuring costs	2	33	9	44

Impairment of investments and other, net of prior year reserves	68	3	1	72
Reserves for loan losses	42	1	—	43
Contract cancellation allowances	4	1	1	6
Residual interests valuation	13	12	(3)	22
System development write-off	—	7	—	7

Total other charges	127	24	(1)	150

Total restructuring costs and other charges	129	57	8	194

Timeshare strategy - impairment charges
Operating impairments	—	—	614	614
Non-operating impairments	—	—	138	138

Total timeshare strategy - impairment charges	—	—	752	752

Adjusted EBITDA**	$215	$220	$163	$598

Decrease over 2008 Adjusted EBITDA	-25%	-43%	-43%	-38%

	Fiscal Year 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income / (Loss) attributable to Marriott	$121	$157	$94	$(10)	$362
Interest expense	42	38	33	50	163
Tax provision, continuing operations	75	139	103	33	350
Tax provision, minority interest	1	1	5	2	9
Tax benefit, synthetic fuel	—	(6)	(1)	—	(7)
Depreciation and amortization	41	47	42	60	190
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(2)	(10)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	5	6	6	10	27

EBITDA**	286	383	285	148	1,102

Discontinued operations adjustment (synthetic fuel)	1	2	1	—	4
Restructuring costs and other charges
Severance	—	—	—	19	19
Facilities exit costs	—	—	—	5	5
Development cancellations	—	—	—	31	31

Total restructuring costs	—	—	—	55	55

Reserves for expected fundings	—	—	—	16	16
Inventory write-downs	—	—	—	9	9
Contract cancellation allowances	—	—	—	12	12
Accounts receivable-bad debts	—	—	—	4	4
Residual interests valuation	—	—	—	32	32
Hedge ineffectiveness	—	—	—	12	12
Impairment of investments and other	—	—	—	30	30
Reserves for loan losses	—	—	—	22	22

Total other charges	—	—	—	137	137

Total restructuring costs and other charges	—	—	—	192	192

Adjusted EBITDA**	$287	$385	$286	$340	$1,298

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses	$1	$2	$1	$—	$4

EBITDA adjustment for discontinued operations (synthetic fuel)	$1	$2	$1	$—	$4

**	Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

Total Debt Net of Cash

($ in millions)

	Balance at End of 2009 Third Quarter	Balance at Year-End 2008	Better/ (Worse) Change
Total debt	$2,660	$3,095	$435
Cash and cash equivalents	(130)	(134)	(4)

Total debt net of cash**	$2,530	$2,961	$431

	Range		Range
	Estimated Balance Year-End 2009 (a)	Estimated Balance Year-End 2009 (b)	As Compared to Balance at Year-End 2008
			Better/(Worse) Change (a)	Better/(Worse) Change (b)
Total debt	$2,476	$2,426	$619	$669
Cash and cash equivalents	(115)	(115)	(19)	(19)

Total debt net of cash**	$2,361	$2,311	$600	$650

(a)	Assumes $619 debt repayment in 2009 and $19 reduction in cash
(b)	Assumes $669 debt repayment in 2009 and $19 reduction in cash
**	Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Adjusted Third Quarter 2008 and 2009 General, Administrative and Other Expenses

Excluding Restructuring Costs and Other Charges,

Deferred Compensation Charges, and Certain Litigation Expenses

($ in millions)

	Third Quarter 2008	Third Quarter 2009
General, administrative and other expenses	$167	$144
Less: Restructuring costs and other charges	—	(1)
Deferred Compensation charges	7	(8)
Certain Litigation Expenses	—	(5)

Adjusted General, administrative and other expenses**	$174	$130

**	Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Adjusted Fourth Quarter 2008 General, Administrative and Other Expenses

Excluding Restructuring Costs and Other Charges

($ in millions)

Fourth Quarter 2008
General, administrative and other expenses	$270

Less: Restructuring costs and other charges	(32)

General, administrative and other expenses excluding restructuring costs and other charges**	$238

**	Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Internal Planning Assumptions and Related Estimates of

Earnings per Share Attributable to Marriott Shareholders

that Exclude Restructuring Costs and Other Charges, Timeshare

Strategy - Impairment Charges and Certain Tax Items in 2009

	Range
	Assumed/Estimated Fourth Quarter 2009	Assumed/Estimated Fourth Quarter 2009
Earnings per share attributable to Marriott shareholders	$0.19	$0.22

Add back: Restructuring costs and other charges, timeshare strategy - impairment charges and certain tax items	0.01	0.01

Earnings per share attributable to Marriott shareholders excluding restructuring costs and other charges, timeshare strategy - impairment charges and certain tax items**	$0.20	$0.23

**	Denotes non-GAAP financial measures. Please see pages A-20 and A-21 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Measures That Exclude Timeshare Strategy - Impairment Charges, Restructuring Costs and Other Charges, Deferred Compensation Charges (Credits), Litigation Expenses, and Certain Tax Expenses. Management evaluates non-GAAP measures that exclude the impact of Timeshare strategy - impairment charges incurred in the 2009 third quarter, restructuring costs and other charges and certain tax expenses incurred in the 2009 first quarter, 2009 and 2008 second and third quarters, as well as estimated restructuring costs and other charges expected to be incurred in the fourth quarter of 2009 and estimated full year 2009 restructuring costs and other charges, deferred compensation charges (credits) incurred in the 2009 and 2008 third quarters of $8 million and $(7) million, respectively, associated with our deferred compensation plan, and litigation expenses of $5 million because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

In response to the difficult business conditions that the Timeshare segment’s timeshare, luxury residential, and luxury fractional real estate development businesses continue to experience, we evaluated the entire Timeshare portfolio in the 2009 third quarter. In order to adjust the business strategy to reflect current market conditions, on September 22, 2009, we approved plans for our Timeshare segment to take the following actions: (1) for our luxury residential projects, reduce prices, convert certain proposed projects to other uses, sell some undeveloped land, and not pursue further Marriott-funded residential development projects; (2) reduce prices for existing luxury fractional units; (3) continue short-term promotions for our U.S. timeshare business and defer the introduction of new projects and development phases; and (4) for our European timeshare and fractional resorts, continue promotional pricing and marketing incentives and not pursue further development. As a result of these decisions, we recorded third quarter 2009 pretax charges totaling $752 million in our Consolidated Statements of Income ($502 million after-tax), including $614 million of pretax charges impacting operating income under the “Timeshare strategy-impairment charges” caption, and $138 million of pretax charges impacting non-operating income under the “Timeshare strategy-impairment charges (non-operating)” caption.

During the latter part of 2008 and particularly the fourth quarter, we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the failures and near failures of several large financial service companies and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets, which resulted in our decision not to complete a note sale in the fourth quarter of 2008 (although we did complete a note sale in the first quarter of 2009). These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures, beginning in the fourth quarter of 2008 and which continued in the first quarter through third quarters of 2009, and resulted in first quarter 2009 restructuring costs of $2 million, second quarter 2009 restructuring costs of $33 million, and third quarter 2009 restructuring costs of $9 million that were directly related to the downturn. We also incurred other first quarter 2009 and second quarter 2009 charges totaling $127 million and $24 million, respectively, as well as $1 million in net other credits in the 2009 third quarter, that were directly related to the downturn, including asset impairment charges, accounts receivable and guarantee charges, reserves associated with loans, reversal of the liability related to expected fundings, Timeshare contract cancellation allowances, and charges related to the valuation of Timeshare residual interests. Currently, we expect to incur $5 million to $6 million in restructuring costs and other charges in the 2009 fourth quarter. For full year 2009, we expect restructuring costs and other charges to total $199 million to $200 million as a result of our restructuring efforts and the economic downturn, which includes $194 million of restructuring costs and other charges already incurred in the first three quarters of 2009. These estimates are subject to change.

Certain tax expenses included $26 million in the 2009 first quarter, $17 million in the 2009 second quarter, $13 million in the 2009 third quarter and $24 million in the 2008 second quarter of non-cash charges primarily related to the treatment of funds received from certain foreign subsidiaries, an issue we are contesting with the Internal Revenue Service ("IRS"). Additionally, certain tax expenses in the 2008 second quarter also reflected $12 million of tax expense due primarily to prior years' tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction. Certain tax items in the 2008 third quarter reflected $29 million of tax expense primarily related to an unfavorable court decision involving a tax planning transaction associated with a 1994 sale transaction.

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

(cont.)

Adjusted EBITDA. Management also evaluates adjusted EBITDA which excludes: (1) Timeshare strategy - impairment charges of $752 million incurred in the 2009 third quarter (2) the 2009 third quarter restructuring costs and other charges totaling $8 million; (3) the 2009 second quarter restructuring costs and other charges totaling $57 million; (4) the 2009 first quarter restructuring costs and other charges totaling $129 million; (5) the 2008 fourth quarter restructuring costs and other charges totaling $192 million; and (6) the first through third quarters of 2008 impact of the synthetic fuel business. Management excludes the restructuring costs and other charges incurred in the 2009 first through third quarters and in the 2008 fourth quarter and the timeshare strategy-impairment charges recorded in the 2009 third quarter for the reasons noted above under “Measures That Exclude Timeshare - Strategy Impairment Charges, Restructuring Costs, Deferred Compensation Charges (Credits), Litigation Expenses, and Other Charges and Certain Tax Expenses.” Fourth quarter 2008 restructuring costs and other charges included $55 million of restructuring costs and $137 million of other charges, including charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. Management also excludes the first through third quarters of 2008 impact of the synthetic fuel business, which was discontinued in 2007 and which did not relate to our core lodging business, to allow for period-over-period comparisons of our on-going core lodging operations and facilitate management’s comparison of our results with those of other lodging companies.

Total Debt, Net of Cash (or, “Net Debt”). Total debt net of cash reflects total debt less cash and cash equivalents. Management considers total debt net of cash to be a more accurate indicator of the net debt that must be repaid or refinanced at maturity (as it gives consideration to cash resources available to retire a portion of the debt when due). Additionally, management believes that this financial measure provides a clearer picture of the future demands on cash to repay debt. Management uses this financial measure in making decisions regarding its borrowing capacity and future refinancing needs.

Exhibit 99